EXHIBIT 4.10

                               EIGHTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


                  THIS EIGHTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") has been executed as of the 23rd day of November, 1998 (the "Eighth Amendment Effective Date") by STARCRAFT CORPORATION, an Indiana
corporation formerly named Starcraft Automotive Corporation ("Parent"), STARCRAFT AUTOMOTIVE GROUP, INC., an Indiana corporation ("Starcraft"), IMPERIAL AUTOMOTIVE GROUP, INC., an Indiana corporation ("Imperial"), and BANK ONE, INDIANA, NATIONAL ASSOCIATION, a national banking association formerly named Bank One, Indianapolis, National Association ("Bank").

                                    Recitals

         1. Parent, Starcraft, Imperial and Bank are parties to an Amended and Restated Credit Agreement, dated November 30, 1994 with effect as of December 1, 1994, as amended by a First Amendment to Amended and Restated Credit Agreement, dated with an effective date as of March 1, 1995, a Second Amendment to Amended and Restated Credit Agreement, dated with an effective date as of January 31, 1996, a Third Amendment to Amended and Restated Credit Agreement, dated with an effective date as of January 31, 1997, a Fourth Amendment to Amended and Restated Credit Agreement dated with an effective date as of June 29, 1997, a Fifth Amendment to Amended and Restated Credit Agreement dated with an effective date as of December 31, 1997, a Sixth Amendment to Amended and Restated Credit Agreement dated with an effective date of February 10, 1997, and a Seventh Amendment to Amended and Restated Credit Agreement, dated with an effective date as of February 27, 1998 (such Amended and Restated Credit Agreement, as so amended to date, being referred to in this Amendment as the "Existing Agreement").

         2. Certain of the Companies desire to enter into a Loan Agreement, dated as of October 30, 1998 (the "Foothill Loan Agreement"), with Foothill Capital Corporation ("Foothill") pursuant to which Starcraft and NMC may borrow in the aggregate up to $14,000,000 from Foothill (all of the obligations, liabilities and indebtedness of Starcraft, National, Parent or any of the other Companies now or hereafter existing in favor of Foothill being collectively referred to as the "Foothill Indebtedness"), with proceeds of such borrowing on the Eighth Amendment Effective Date to be used to fully pay all of the Obligations other than $3,000,000 of the outstanding principal of the Starcraft Obligations on the Starcraft Revolver (the "Remaining Balance"). In order to fulfill conditions precedent established by Foothill to the extension of loans and credit to Starcraft and/or National under the Foothill Loan Agreement (which loans and advances will de of direct financial benefit and value to each of the Companies), the Companies have requested Bank to enter into an Subordination Agreement with Foothill (to which the Companies have already given their consent and unconditionally confirm by their execution of this Amendment or the Consent which accompanies this Amendment) pursuant to which: (a) payment of the Remaining Balance and any other Starcraft Obligations hereafter arising are, subject to certain exceptions, fully subordinated to the Foothill Indebtedness;

(b) all of the liens and security interests held by Bank as security for the Obligations are subordinated to the liens and security interests now or hereafter held by Foothill in the same collateral as security for payment of the Foothill Indebtedness; (c) Bank is restricted and impaired in the exercise of its rights and remedies, both before and after the occurrence of any Event of Default, and (d) Bank is required to release to Foothill any stock certificates for capital stock of the Subsidiaries of Parent pledged to Bank under or pursuant to the Parent Pledge Agreement.

         (3) So as to obtain the financing contemplated by the Foothill Loan Agreement, the Companies have requested Bank to amend the Existing Agreement, effective as of the Eighth Amendment Effective Date, as herein provided. Bank has agreed to amend the Existing Agreement as set forth in this Amendment, all subject to the terms and conditions of this Amendment, including the conditions precedent set forth in Section 5 hereof.

                                    Agreement

         NOW, THEREFORE, in consideration of the Recitals and the mutual covenants and agreements herein, and for other good and valuable considerations, the receipt and sufficiency of which are acknowledged by each of the parties to this Amendment, it is agreed as follows:

         1. Definitions. Terms which are defined in the Existing Agreement shall have the same meanings in this Amendment as are ascribed to them in the Existing Agreement, as amended hereby, excepting only those terms which are expressly defined in this Amendment, which shall have the meanings ascribed to them in this Amendment.

         2. Amendments to Existing Agreement.

         (a) Amendments to Definitions. Each of the following definitions which are set forth in Section 1 of the Existing Agreement are amended and restated in their respective entireties as of the Eighth Amendment Effective Date to read as follows:

         "o Applicable Spread. "Applicable Spread" means the percentage per annum to be taken into account in determining any Prime-based Rate at which interest will accrue on the Revolving Loan or the Starcraft Revolver, as the context requires, and as provided in this Agreement, which percentage per annum shall be 2.00% per annum.

         o Business Locations. "Business Locations" means those locations in Indiana at which the property of one or more of the Companies is located, all of which have been identified to Bank.

         o Default Rate. "Default Rate" means the Prime Rate plus four percent (4%) per annum.

         o Final Maturity Date. "Final Maturity Date" means the earlier of: (a) November 23, 2001; and (b) the date Bank accelerates the maturity of the Starcraft Obligations pursuant to Section 8 of this Agreement.

         o Revolving Loan Maturity Date. "Revolving Loan Maturity Date" means November 23, 1998.

         o Starcraft Revolver Maturity Date. "Starcraft Revolver Maturity Date" means November 23, 1998."

         (b) New Definitions. Section 1 of the Existing Agreement is amended as of the Eighth Amendment Effective Date by adding thereto the following new definitions:

         "o Eighth Amendment. "Eighth Amendment" means the Eighth Amendment to Amended and Restated Credit Agreement, dated as of the Eighth Amendment Effective Date, which is executed by Bank, Parent, Starcraft and Imperial.

         o Eighth Amendment Effective Date. "Eighth Amendment Effective Date" means November 23, 1998.

         o Guarantor L/C. "Guarantor L/C" means an irrevocable letter of credit issued to Bank by Lake City Bank, in form and substance the same as the form of irrevocable letter of credit attached as Exhibit C to the Eighth Amendment, including after the Eighth Amendment Effective Date, any irrevocable letter of credit accepted by the Bank in replacement of the initial Guarantor L/C delivered and issued to the Bank by Lake City Bank as of the Eighth Amendment Effective Date.

         o Rose Guaranty. "Rose Guaranty" means a guaranty of payment of the Starcraft Obligations by Kelly L. Rose, in form and substance the same as Exhibit B attached to the Eighth Amendment, as the same may be amended and/or restated from time to time and at any time.

         o Stults Guaranty. "Stults Guaranty" means a guaranty of payment of the Starcraft Obligations by Gerald R. Stults, in form and substance the same as Exhibit A to the Eighth Amendment, as the same may be amended and/or restated from time to time and at any time.

         o Special Subordination Agreement. "Special Subordination Agreement" means the Subordination Agreement, dated as of the Eighth Amendment Effective Date, between Bank and Foothill Capital Corporation, as the same may be amended and/or restated from time to time and at any time."

         (c) Amendments to Section 2.5. (i) Section 2.5.a(iii) of the Existing Agreement is amended as of the Eighth Amendment Effective Date to read in its entirety as follows:

                  "(iii) Interest on the Starcraft Revolver. The principal amount of the Starcraft Revolver outstanding from time to time shall bear interest until the Final Maturity Date at a rate per annum equal to the Prime Rate plus the Applicable Spread. After the Final Maturity Date and until paid in full, the unpaid principal balance of the Starcraft Revolver outstanding from time to time shall bear interest at the Default Rate. Accrued interest on the Starcraft Revolver shall be due and payable monthly on the first day of each month prior to the Final Maturity Date After the Final Maturity Date, interest on the Starcraft Revolver shall be due and payable as accrued and without demand."

Section 2.5.a(v) of the Existing Agreement is amended as of the Eighth Amendment Effective Date to read in its entirety as follows:

                           "(v)  Repayments of Principal On and After  Starcraft
                  Revolver Maturity Date. The unpaid principal balance of the Starcraft Revolver shall be reduced to not more than $3,000,000 on the Eighth Amendment Effective Date. The unpaid principal balance of the Starcraft Revolver (on which on and after the Eighth Amendment Effective Date there shall no longer be any Advances) shall be repayable in equal monthly installments in the amount of $35,714.29 on the first day of each successive calendar month, beginning December 1, 1998, and continuing on the first day of each calendar month thereafter until the Final Maturity Date, on which date the entire remaining unpaid principal balance of the Starcraft Revolver shall be due and payable, together with all accrued and unpaid interest. Provided that Foothill shall have given its prior consent under the terms of the Special Subordination Agreement, the principal of the Starcraft Revolver from and after the Starcraft Revolver Maturity Date may be prepaid at any time in whole or in part, provided that any partial prepayment shall be in an amount which is an integral multiple of One Thousand Dollars ($1,000), and provided further that all partial prepayments of principal shall be applied to the scheduled installments of principal in the inverse order of their maturities. The obligation of Starcraft to pay the indebtedness outstanding from time to time on the Starcraft Revolver (including after the Starcraft Revolver Maturity
                  Date) is evidenced by the Starcraft Note (as defined in this Agreement). The Starcraft Note held by Bank immediately prior to the Eighth Amendment Effective Date shall be amended and restated by the promissory note executed and delivered to Bank by Starcraft pursuant to the Eighth Amendment (which amended and restated promissory note is and for all purposes shall be deemed to be the Starcraft Note, as such term is defined in this Agreement.)"

         (d) Amendment of Section 3A. Section 3A of the Existing Agreement is amended as of the Eighth Amendment Effective Date to add to the end thereof the following text:

                           "On and after the Starcraft  Revolver  Maturity Date:
                  (1) the Starcraft Obligations shall be further secured by the Rose Guaranty and the Stults Guaranty; and (2) the obligations of the guarantors under the Rose Guaranty and the Stults Guaranty shall be secured at all times by the Guarantor L/C."

         (e) Amendment of Section 3B. The first paragraph of Section 3B of the Existing Agreement is amended as of the Eighth Amendment Effective Date by adding at the end thereof the following text:

                           "On the Eighth  Amendment  Effective  Date, the Bank,
                  upon all Obligations (other than not more than $3,000,000 of principal outstanding on the Starcraft Revolver) having been paid in full, shall execute and be bound by the Special Subordination Agreement."

         (f) Amendment of Section 4.g. As of the Eighth Amendment Effective Date
Section 4.g of the Existing Agreement is amended and restated to read in its entirety as follows:

                           "g.  Financial  and Other  Covenants.  The  Companies
                  shall at all times comply with the affirmative and negative covenants (including the financial covenants in Section 7.20) in the Foothill Loan Agreement, as the same may be amended and/or restated from time to time and at any time, excepting such compliance as shall be waived in writing from time to time by Foothill Capital Corporation."

         (g) Amendment of Exhibit. Effective as of the Eighth Amendment Effective Date, Exhibit G to the Existing Agreement is amended and restated in its entirety to read the same as Exhibit G attached hereto and made a part hereof for all purposes.

         (h) Amendment of Section 7. Effective as of the Eighth Amendment Effective Date, Section 7 of the Existing Agreement is amended by deleting therefrom subsection 7.h.

         (i) Closure of Revolving Loan Facility. The Revolving Loan, having matured as of the Eighth Amendment Effective Date, is closed and Parent shall no longer be entitled to any Advance under the Revolving Loan.

         (j) Deletion of Subsections 4.h, 4.k and 7.h. Effective as of the Eighth Amendment Effective Date, Subsections 4.h, 4.k and 7.h are deleted, and replaced respectively with the following text:

                  "h. [This subsection 4.h is intentionally blank.]"

                  "k. [This subsection 4.k is intentionally blank.]"

                  "h. [This subsection 7.h is intentionally blank.]

         (k) Deletion of Special Covenant Regarding National. The special covenant regarding National in paragraph 3 of the Sixth Amendment is hereby deleted, effective as of the Eighth Amendment Effective Date.

         (l) Starcraft Southwest and Imperial Noncompliance. Notwithstanding any provision to the contrary in any of the Credit Documents, there shall be no Event of Default under the Agreement or any other of the Credit Documents by reason of the failure of Imperial or Starcraft Southwest to: (i) be in good standing in the State of Indiana or any other state in which either are admitted to do business; or (ii) have a negative net worth or being unable to pay its debts as they mature. Notwithstanding any provision to the contrary in any of the Credit Documents, there shall be no Event of Default under the Agreement by reason of Starcraft Southwest being administratively dissolved by the Indiana Secretary of State.

         (m) Financial Reporting. Bank agrees, effective as of the Eighth Amendment Effective Date, that the Companies shall be deemed in compliance with the financial reporting obligations set out in Subsections 4.b(viii) and 4.b(ix) of the Agreement so long as Bank is provided, within five(5) days of the date delivered to Foothill Capital Corporation, copies of each financial statement, cash flow report, borrowing base report and collateral report for each of the Companies provided to Foothill Capital Corporation from time to time under or pursuant to the Foothill Loan Agreement.

         (n) Amendment of Section 5.j Effective as of the Eighth Amendment Effective Date, Section 5.j of the Existing Agreement is amended by adding to the end thereof the following subparagraph:

                           "(iii) a  revolving  line of  credit  in the  maximum
                  principal amount of $2,000,000 extended by Starcraft to Tecstar, Inc or its successor, Tecstar LLC."

         3. Representations and Warranties. The Companies each represent and warrant to Bank that:

         (a)(i) The execution, delivery and performance of this Amendment and all agreements and documents delivered pursuant hereto by each of them has been duly authorized by all necessary action (whether corporate, partnership or otherwise) and does not and will not violate any provision of any law, rule, regulation, order, judgment, injunction, or award presently in effect applying to any of them, or of their articles of incorporation, by-laws, articles of organization or operating agreement (as applicable) or result in a breach of or constitute a default under any material agreement, lease or instrument to which they or any of them are a party or by which they or their properties may be bound or affected; (ii) no authorization, consent, approval, license, exemption or filing of a registration with any court or governmental department, agency or instrumentality is or will be necessary to the valid execution, delivery or performance by any of them of this Amendment and all agreements and documents delivered pursuant hereto; and (iii) this Amendment and all agreements and documents delivered pursuant hereto by any of them are their legal, valid and binding obligations and enforceable against them in accordance with the terms thereof.

         (b) After giving effect to the amendments contained in this Amendment, the representations and warranties contained in Section 3 of the Existing Agreement are true and correct on and as of the Eighth Amendment Effective Date with the same force and effect as if made on and as of the Eighth Amendment Effective Date, except that the representation in Section 3.d of the Existing Agreement shall be deemed to refer to the financial statements of Parent and its Subsidiaries most recently delivered to Bank prior to the Eighth Amendment Effective Date.

         (c) No Event of Default or Unmatured Event of Default has occurred and is continuing or will exist under the Existing Agreement as of the Eighth Amendment Effective Date, excepting only defaults under Section 4.g of the Existing Agreement.

         4. Special Provision. Provided that on the Eighth Amendment Effective Date all of the Obligations are paid in full other than a remaining unpaid principal balance of $3,000,000 on the Starcraft Revolver, the Bank hereby waives, as of the Eighth Amendment Effective Date, the Event of Defaults and Unmatured Events of Default which then exist by reason of the failure of the Companies to be in compliance with the financial covenants in Section 4.g of the Existing Agreement. This waiver and consent by the Bank is specifically conditioned and made in reliance upon the Companies having executed and delivered this Eighth Amendment and the conditions in Section 6 hereof being fully satisfied.

         5. General Release. EACH OF THE COMPANIES FOR ITSELF AND ITS LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE ARELEASING PARTIES@), HEREBY RELEASES AND DISCHARGES BANK, ITS OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, ATTORNEYS, LEGAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS (COLLECTIVELY, THE ARELEASED PARTIES@) FROM ANY AND ALL CLAIMS, DEMANDS, ACTIONS, DAMAGES AND CAUSES OF ACTION WHICH ANY OF THE RELEASING PARTIES HAS ASSERTED OR CLAIMED OR MIGHT NOW OR HEREAFTER ASSERT OR CLAIM AGAINST ALL OF ANY OF THE RELEASED PARTIES, WHETHER KNOWN OR UNKNOWN, ARISING OUT OF, RELATED TO OR IN ANY WAY CONNECTED WITH OR BASED UPON ANY PRIOR RELATED EVENT (AS SUCH TERM IS HEREINAFTER DEFINED). AS USED HEREIN, THE TERM APRIOR RELATED EVENT@ SHALL MEAN ANY ACT, OMISSION, CIRCUMSTANCE, AGREEMENT, LOAN, EXTENSION OF CREDIT, TRANSACTION, TRANSFER, PAYMENT, EVENT, ACTION OR OCCURRENCE BETWEEN OR INVOLVING ANY OF THE COMPANIES AND ALL OR ANY OF THE RELEASED PARTIES AND WHICH WAS MADE OR EXTENDED OR WHICH OCCURRED AT ANY TIME OR TIMES PRIOR TO THE EXECUTION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITING IN ANY RESPECT THE GENERALITY OF THE
FOREGOING: (i) ANY ACTION TAKEN ON OR PRIOR TO THE EXECUTION OF THIS AGREEMENT TO OBTAIN PAYMENT OF ANY OBLIGATIONS OR TO OTHERWISE ENFORCE OR EXERCISE ANY RIGHT OR PURPORTED RIGHT OF BANK AS A CREDITOR; (ii) ANY FAILURE OR REFUSAL TO MAKE ANY LOAN OR ADVANCE; AND (iii) ANY PAYMENT OR OTHER TRANSFER MADE TO BANK BY OR FOR THE ACCOUNT OF ANY OF THE COMPANIES AT ANY TIME PRIOR TO THE EXECUTION OF THIS AGREEMENT. EACH OF THE COMPANIES AGREE AND ACKNOWLEDGE THAT THIS SECTION 5 IS NOT TO BE CONSTRUED AS OR DEEMED AN ACKNOWLEDGMENT OR ADMISSION ON THE PART OF ANY OF THE RELEASED PARTIES OF LIABILITY FOR ANY MATTER OR AS PRECEDENT UPON WHICH ANY LIABILITY MAY BE ASSERTED.

         6. Conditions. The obligation of Bank to execute and to perform this Amendment shall be subject to full satisfaction of the following conditions precedent:

         (a) This Amendment shall have been duly executed and delivered by each of the Companies and Starcraft shall have executed and delivered to Bank a promissory note in the principal amount of $3,000,000 and in form and substance the same as attached hereto as Exhibit A, which note amends and restates for all purposes the Starcraft Note held by Bank immediately prior to the Eighth Amendment Effective Date and is the "Starcraft Note", as such term is defined in the Agreement, upon its execution and delivery to Bank..

         (b) Gerald R. Stults shall have executed and delivered to the Bank a guaranty, in form and substance the same as attached to this Amendment as Exhibit B.

         (c) Kelly L. Rose shall have executed and delivered to the Bank a guaranty in form and substance the same as attached to this Amendment as Exhibit C.

         (d) The Bank shall have received an irrevocable $1,000,000 letter of credit, duly issued and executed by Lake City Bank, in form and substance the same as attached to this Amendment as Exhibit D.

         (e) Bank shall have received such additional agreements, documents and certifications, fully executed by the Companies as may be reasonably requested by Bank, or its counsel.

         (f) Bank shall have received payment in full of all of the Obligations, excepting only $3,000,000 of principal outstanding on the Starcraft Revolver.

         (g) Bank shall have been paid by Starcraft a restructuring fee in the amount of $15,000.

         7. Guarantor Consent and Affirmation. Each of the Companies in their respective capacities as guarantors under the Guaranty Agreements, by their execution of this Amendment, expressly consents to the execution, delivery and performance by the other Companies and Bank of this Amendment and each of the other documents, instruments and agreements to be executed pursuant hereto, and agrees that neither the provisions of this Amendment nor any action taken or not taken in accordance with the terms of this Amendment shall constitute a termination, extinguishment, release or discharge of any of their respective guaranty obligations or provide a defense, set off, or counterclaim to any of them with respect to any of their respective obligations under any of the Guaranty Agreements or other Credit Documents. Each of the Companies affirms to Bank that its Guaranty Agreement remains in full force and effect, is a valid and binding obligation of it and continues to support the Obligations, the payment of which is guaranteed by it thereunder.

         8. Binding on Successors And Assigns. All of the terms and provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, assigns and legal representatives.

         9. Governing Law/Entire Agreement/Survival. This Amendment is a contract made under, and shall be governed by and construed in accordance with, the laws of the State of Indiana applicable to contracts made and to be performed entirely with such state and without giving effect to the choice of law principles of such state. This Amendment constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings, commitments, inducements or conditions, whether express or implied, oral or written. All covenants, agreements, undertakings, representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Eighth Amendment to be duly executed and delivered as of the Eighth Amendment Effective Date.

                                      BANK ONE, INDIANA,
                                      NATIONAL ASSOCIATION


                                      By:/s/ Michael E. Lewis
                                         ----------------------------
                                         Michael E. Lewis, Senior Vice President

                                      STARCRAFT CORPORATION



                                      By:/s/ Michael H. Schoeffler
                                         ---------------------------------------

                                          Michael H. Schoeffler
                                         ---------------------------------------
                                         (Print name and title)

                                      STARCRAFT AUTOMOTIVE GROUP, INC


                                      By:/s/ Michael H. Schoeffler
                                         ---------------------------------------

                                          Michael H. Schoeffler
                                         ---------------------------------------
                                         (Print name and title)

                                      IMPERIAL AUTOMOTIVE GROUP, INC.


                                      By:/s/ Michael H. Schoeffler
                                         ---------------------------------------

                                          Michael H. Schoeffler
                                         ---------------------------------------
                                         (Print name and title)

                              CONSENT AND AGREEMENT

Each of the undersigned join in execution of this Eighth Amendment to evidence their consent thereto and to agree to be bound by the terms and conditions of the Existing Agreement, as amended by this Eighth Amendment, in all regards applicable to the undersigned and to the broadest, fullest extent possible. By their execution of this Consent, each of the undersigned agree to and shall be bound by the terms of Sections 5 and 7 of this Eighth Amendment. Executed and delivered as of the Eighth Amendment Effective Date.

STARCRAFT SOUTHWEST, INC.,                   NATIONAL MOBILITY
an Indiana corporation                       CORPORATION, an Indiana corporation

By:/s/ Michael H. Schoeffler                 By:/s/ Michael H. Schoeffler
   ---------------------------------------   -----------------------------------

    Michael H. Schoeffler                        Michael H. Schoeffler
   ---------------------------------------   -----------------------------------
   (Print name and title)                    (Print name and title)